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                                                                 EXHIBIT 10.8(a)

                             STOCK OPTION AGREEMENT
                          (PURSUANT TO THE TERMS OF THE
                            EXPRESSJET HOLDINGS, INC.
                           2002 STOCK INCENTIVE PLAN)



         This STOCK OPTION AGREEMENT (this "Option Agreement") is between EXPRESSJET HOLDINGS, INC., a Delaware corporation ("Company"), and ______________ ("Optionee"), and is dated as of the date set forth immediately above the signatures below.

         To carry out the purposes of the EXPRESSJET HOLDINGS, INC. 2002 STOCK INCENTIVE PLAN (the "Plan"), by affording Optionee the opportunity to purchase shares of Company's common stock, $.01 par value per share ("Common Stock"), and in consideration of the mutual agreements and other matters set forth herein and in the Plan, Company and Optionee hereby agree as follows:

         1. GRANT OF OPTION. Company hereby grants to Optionee the right, privilege and option as herein set forth (the "Option") to purchase up to ________ (______) shares (the "Shares") of Common Stock, in accordance with the terms of this Option Agreement. The Shares, when issued to Optionee upon the exercise of the Option, shall be fully paid and nonassessable. The Option is granted pursuant to the Plan and is subject to the provisions of the Plan, which is hereby incorporated herein and is made a part hereof, as well as the provisions of this Option Agreement. Optionee agrees to be bound by all of the terms, provisions, conditions and limitations of the Plan and this Option Agreement. All capitalized terms have the meanings set forth in the Plan unless otherwise specifically provided. All references to specified paragraphs pertain to paragraphs of this Option Agreement unless otherwise provided. The Option is not intended to qualify as an "incentive stock option" within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

         2. OPTION TERM. Subject to earlier termination as provided herein, the Option shall terminate on [5th anniversary of Grant Date]. The period during which the Option is in effect is referred to as the "Option Period".

         3. OPTION EXERCISE PRICE. The exercise price (the "Option Price") of the Shares subject to the Option shall be $_______ per Share (which is the Market Value per Share on the date hereof).

         4. VESTING. Subject to the following provisions of this Paragraph 4, the total number of Shares subject to this Option shall vest in twenty-five percent (25%) increments on each of [anniversaries 1-4 of Grant Date]. The vested Shares that may be acquired under the Option may be purchased at any time after they become vested, in whole or in part, during the Option Period. In addition, the total number of Shares subject to this Option shall vest and become exercisable upon the occurrence of one of the events described below in Paragraph 6(c) or 6(d).

         5. METHOD OF EXERCISE. To exercise the Option, Optionee shall deliver an irrevocable written notice to Company (to the attention of the Secretary of Company) stating the


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number of Shares with respect to which the Option is being exercised together with payment for such Shares. Payment shall be made (i) in cash or by check acceptable to Company, (ii) in nonforfeitable, unrestricted shares of Common Stock owned by Optionee at the time of exercise of the Option having an aggregate market value (measured by the Market Value per Share) at the date of exercise equal to the aggregate exercise price of the Option being exercised or
(iii) by a combination of (i) and (ii). In addition, at the request of Optionee, and to the extent permitted by applicable law and subject to Paragraph 15, the Option may be exercised pursuant to a "cashless exercise" arrangement with any brokerage firm approved by the Administrator or its delegate under which arrangement such brokerage firm, on behalf of Optionee, shall pay to Company the exercise price of the Options being exercised, and Company, pursuant to an irrevocable notice from Optionee, shall promptly after receipt of the exercise price deliver the shares being purchased to such brokerage firm.

         6. TERMINATION OF EMPLOYMENT; CHANGE IN CONTROL. Voluntary or involuntary termination of employment, retirement, death or Disability of Optionee, or occurrence of a Change in Control, shall affect Optionee's rights under the Option as follows:

                  (a) Involuntary Termination for Gross Misconduct. The Option shall terminate immediately and shall not be exercisable if Optionee's employment (defined below) is terminated involuntarily for gross misconduct (defined below).

                  (b) Other Involuntary Termination or Voluntary Termination. If Optionee's employment is terminated involuntarily other than for gross misconduct or if Optionee voluntarily terminates employment, then immediately (i) the Option shall terminate as to Shares subject thereto to the extent not yet then vested pursuant to Paragraph 4 or Paragraph 6(c) below, and (ii) the Option shall terminate as to all remaining Shares subject thereto to the extent not exercised pursuant to Paragraph 5 within 30 days after such termination of employment.

                  (c) Change in Control. If a Change in Control shall occur and the Option (or a portion thereof) is outstanding at such time, then immediately the Option (or the portion thereof that is outstanding at such time) shall vest and become exercisable in full.

                  (d) Retirement, Death or Disability. If Optionee's employment is terminated by retirement, death or complete and permanent disability as defined in section 22(e)(3) of the Code ("Disability"), then immediately the Option shall become exercisable in full, whether or not otherwise exercisable, for a term of one year thereafter by Optionee or, in the case of death, by the person or persons to whom Optionee's rights under the Option shall pass by will or by the applicable laws of descent and distribution, or in the case of Disability, by Optionee's personal representative. However, in no event may any Option be exercised by anyone after the earlier of (i) the expiration of the Option Period or (ii) one year after Optionee's death, retirement or Disability (described above).

                  (e) Definitions. For purposes of the Option, "employment" means employment by Company or a subsidiary (as the term "subsidiary" is defined in the Plan). In this regard, neither the transfer of Optionee from employment by Company to employment by a subsidiary nor the transfer of Optionee from employment by a


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         subsidiary to employment by Company shall be deemed to be a termination of employment of Optionee. Moreover, the employment of Optionee shall not be deemed to have been terminated because of absence from active employment on account of temporary illness or during authorized vacation or during temporary leaves of absence from active employment granted by Company or a subsidiary for reasons of professional advancement, education, health, or government service, or during military leave for any period if Optionee returns to active employment within 90 days after the termination of military leave, or during any period required to be treated as a leave of absence by virtue of any valid law or agreement. It is expressly provided that Optionee shall be considered to have terminated employment at the time of the termination of the "subsidiary" status under the Plan of the entity or other organization that employs Optionee. "Gross misconduct" means such misconduct, dishonesty, willful and repeated disobedience or other action or inaction as might reasonably be expected to injure Company or any of its subsidiaries or its or their business interests or reputation. The Administrator's determination in good faith regarding whether a termination of employment, gross misconduct or Disability has occurred shall be conclusive and determinative.

         7. REORGANIZATION OF COMPANY AND SUBSIDIARIES. The existence of the Option shall not affect in any way the right or power of the Board or the stockholders of Company or any subsidiary to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in Company's or any subsidiary's capital structure or its business, or any merger or consolidation of Company or any subsidiary, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Shares or the rights thereof, or the dissolution or liquidation of Company or any subsidiary, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

         8. ADJUSTMENT OF SHARES. In the event of stock dividends, spin-offs of assets or other extraordinary dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, reorganizations, liquidations, issuances of rights or warrants and similar transactions or events involving Company, appropriate adjustments shall be made by the Committee in its sole discretion to the terms and provisions of the Option (including, without limitation, adjustments to the number or type of shares or other property subject to the Option and the applicable Option Price).

         9. NO RIGHTS IN SHARES. Optionee shall have no rights as a stockholder in respect of Shares until Optionee purchases such Shares under this Option Agreement and such Shares are credited to Optionee's account or until Optionee becomes the holder of record of such Shares.

         10. CERTAIN RESTRICTIONS. By exercising the Option, Optionee agrees that if at the time of such exercise the sale of Shares issued hereunder is not covered by an effective registration statement filed under the Securities Act of 1933 ("Act"), Optionee will acquire the Shares for Optionee's own account and without a view to resale or distribution in violation of the Act or any other securities law, and upon any such acquisition Optionee will enter into such written representations, warranties and agreements as Company may reasonably request in order to comply with the Act or any other securities law or with this Option Agreement.


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         11. SHARES RESERVED. Company shall at all times during the Option
Period reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of this Option.

         12. NONTRANSFERABILITY OF OPTION. The Option granted pursuant to this Option Agreement is not transferable other than by will, the laws of descent and distribution or by qualified domestic relations order. The Option will be exercisable during Optionee's lifetime only by Optionee or by Optionee's guardian or legal representative. No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities, or torts of Optionee.

         13. AMENDMENT AND TERMINATION. No amendment or termination of the Option that would impair the rights of Optionee shall be made by the Board or the Administrator at any time without the written consent of Optionee. No amendment or termination of the Plan will adversely affect the rights of Optionee under the Option without the written consent of Optionee.

         14. NO GUARANTEE OF EMPLOYMENT. The Option shall not confer upon Optionee any right with respect to continuance of employment or other service with Company or any subsidiary, nor shall it interfere in any way with any right Company or any subsidiary would otherwise have to terminate such Optionee's employment or other service at any time.

         15. WITHHOLDING OF TAXES. Company shall have the right to (i) make deductions from any settlement or exercise of an Award made under the Plan, including the delivery of shares, or require shares or cash or both be withheld from any Award, in each case in an amount sufficient to satisfy withholding of any federal, state or local taxes required by law or (ii) take any other action as may be necessary or appropriate to satisfy any such tax withholding obligations.

         16. NO GUARANTEE OF TAX CONSEQUENCES. Neither Company nor any subsidiary nor the Administrator makes any commitment or guarantee that any federal, state or foreign tax treatment will apply or be available to any person eligible for benefits under the Option.

         17. SEVERABILITY. In the event that any provision of the Option shall be held illegal, invalid, or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of the Option, and the Option shall be construed and enforced as if the illegal, invalid, or unenforceable provision had never been included herein.

         18. GOVERNING LAW. This Option Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflicts of law principles thereof.

         19. MISCELLANEOUS PROVISIONS.

                  (a) Not a Contract of Employment; No Acquired Rights. The adoption and maintenance of the Plan and the execution of this Option Agreement shall not be deemed to be a contract of employment between Company or any of its subsidiaries and any person. Receipt of an Award under the Plan at any given time shall not be deemed to create the right to receive in the future an Award under the Plan, or any other incentive awards granted to an employee of



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Company or any of its subsidiaries, and shall not constitute an acquired labor right for purposes of any foreign law. The Plan shall not afford any recipient of an Award any additional right to severance payments or other termination awards or compensation under any foreign law as a result of the termination of such recipient's employment for any reason whatsoever.

                  (b) Not a Part of Salary. The grant of an Award under the Plan is not intended to be a part of the salary of the recipient.

                  (c) Foreign Indemnity. Optionee agrees to indemnify Company for the Optionee's portion of any social insurance obligations or taxes arising under any foreign law with respect to the grant or exercise of this Option or the sale or other disposition of the Shares acquired hereunder.

                  (d) Conflicts With Any Employment Agreement. If Optionee has an employment agreement with Company or any of its subsidiaries which contains different or additional provisions relating to vesting of options, or otherwise conflicts with the terms of this Option Agreement, the provisions of the employment agreement shall govern.

         IN WITNESS WHEREOF, the parties have entered into this Option Agreement as of the ________day of___________, 200__.

                                                "COMPANY"

                                                EXPRESSJET HOLDINGS, INC.
                                                By Order of the Administrator


                                                By:
                                                   ----------------------------
                                                Name:
                                                     --------------------------
                                                Title:
                                                      -------------------------

                                                "OPTIONEE"


                                                -------------------------------
                                                Name:
                                                     --------------------------



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